EXHIBIT 99.2

Independent Accountants’ Report

On Applying Agreed-Upon Procedures

Citibank (South Dakota), National Association

701 East 60th Street, North

Sioux Falls, SD 57117

Citi Omni-S Finance LLC

701 East 60th Street, North

Sioux Falls, SD 57117

Ladies and Gentlemen:

At your request, we have performed the agreed-upon procedures enumerated below, which were agreed to by the addressees, solely to assist you in connection with the Defeasance Trust Agreements, each dated as of December 6, 2005 and each among Citibank (South Dakota), National Association, as Servicer (the “Servicer”), Citi Omni-S Finance LLC, as Seller (the “Seller”) and The Bank of New York, as Trustee (in such capacity, the “Trustee”) and as Securities Intermediary and Paying Agent, for all outstanding series and classes of certificates within the Citibank Omni-S Master Trust (Post Defeasance) (the “Trust”). This engagement to apply agreed-upon procedures was performed in accordance with attestation standards established by the Public Company Accounting Oversight Board (United States). The sufficiency of the procedures is solely the responsibility of addressees of this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

We are independent certified public accountants with respect to the Servicer, the Seller and the Trust within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

For purposes of presenting our procedures and related findings in this letter, the term “compared” means compared to and found to be in agreement with, unless otherwise noted. Such compared amounts and percentages are deemed to be in agreement if differences are attributable to rounding. The term “rounding” means that dollar amounts and percentages are within $1, 1 or 0.01%, respectively. The term “confirmed” means supported or validated the accuracy of certain data, unless otherwise noted, related to the Trust with the Trustee.

For purposes of this report, we have received the written instructions dated December 13, 2005 detailing, with respect to the December 2005 distribution date, each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreements (the “Payment Instructions”), the Defeasance Trust System IFA and PFA Due Period Balance Reports for all outstanding series and classes of certificates within the Trust included as an attachment to the Payment Instructions and the Monthly Servicer Certificates for the December 15, 2005 distribution date prepared pursuant to Section 7 of the Defeasance Trust Agreements, which were prepared by Servicing Officers of the Servicer. The Servicer’s management is responsible for the accuracy of the Defeasance Trust Agreements, the Payment Instructions, Defeasance Trust System IFA and PFA Due Period Balance Reports and Monthly Servicer Certificates.

Our procedures and associated findings are as follows:

1.	We obtained a copy of the Defeasance Trust Agreement Series 1996-5 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 1996-5.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 1996-5 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 1996-5.

2.	We obtained a copy of the Defeasance Trust Agreement Series 2000-4 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 2000-4.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 2000-4 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 2000-4.

3.	We obtained a copy of the Defeasance Trust Agreement Series 2001-1 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 2001-1.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 2001-1 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 2001-1.

4.	We obtained a copy of the Defeasance Trust Agreement Series 2001-3 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 2001-3.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 2001-3 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 2001-3.

5.	We obtained a copy of the Defeasance Trust Agreement Series 2002-2 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 2002-2.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 2002-2 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 2002-2.

6.	We obtained a copy of the Defeasance Trust Agreement Series 2002-3 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 2002-3.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 2002-3 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 2002-3.

7.	We obtained a copy of the Defeasance Trust Agreement Series 2002-5 dated as of December 6, 2005, which was provided by management of the Servicer and performed the following procedures:

•

Confirmed with the Trustee that it received written instructions (which may be in electronic form) from the Servicer on the second business day preceding the December 15, 2005 distribution date detailing each distribution to be made pursuant to Section 6(a) of the Defeasance Trust Agreement Series 2002-5.

•

Confirmed with the Trustee that it received a certificate of a servicing officer substantially in the form of Exhibit A to Defeasance Trust Agreement Series 2002-5 no later than 12:00 p.m. Chicago time on the second business day following the December 15, 2005 distribution date, pursuant to Section 7 of the Defeasance Trust Agreement Series 2002-5.

8.

We obtained a copy of the Payment Instructions, Defeasance Trust System IFA and PFA Due Period Balance Reports dated December 15, 2005 for the Series 1996-5 Class A, Series 1996-5 Class B, Series 2000-4 Class A, Series 2001-1 Class A, Series 2001-3 Class A, Series 2001-3 Class B, Series 2002-2 Class A, Series 2002-3 Class A and Series 2002-5 Class B certificates and the Monthly Servicer Certificates for the December 15, 2005 distribution date, which were prepared by Servicing Officers of the Servicer and performed the following procedures:

•

Compared the amount shown for “ABS Interest Payment” within the Series 1996-5 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Interest” within Section 1 of the Series 1996-5 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 1996-5 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Principal” within Section 1 of the Series 1996-5 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 1996-5 Class B Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class B” under the caption entitled “Interest” within Section 1 of the Series 1996-5 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 1996-5 Class B Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class B” under the caption entitled “Principal” within Section 1 of the Series 1996-5 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2000-4 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Interest” within Section 1 of the Series 2000-4 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2000-4 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Principal” within Section 1 of the Series 2000-4 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2001-1 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Interest” within Section 1 of the Series 2001-1 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2001-1 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Principal” within Section 1 of the Series 2001-1 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2001-3 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Interest” within Section 1 of the Series 2001-3 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2001-3 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Principal” within Section 1 of the Series 2001-3 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2001-3 Class B Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class B” under the caption entitled “Interest” within Section 1 of the Series 2001-3 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2001-3 Class B Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class B” under the caption entitled “Principal” within Section 1 of the Series 2001-3 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2002-2 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Interest” within Section 1 of the Series 2002-2 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2002-2 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Principal” within Section 1 of the Series 2002-2 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2002-3 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Interest” within Section 1 of the Series 2002-3 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2002-3 Class A Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class A” under the caption entitled “Principal” within Section 1 of the Series 2002-3 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Interest Payment” within the Series 2002-5 Class B Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class B” under the caption entitled “Interest” within Section 1 of the Series 2002-5 (Post-Defeasance) Monthly Servicer Certificate.

•

Compared the amount shown for “ABS Principal Payment” within the Series 2002-5 Class B Defeasance Trust System IFA and PFA Due Period Balance Report to the amount shown for “Class B” under the caption entitled “Principal” within Section 1 of the Series 2002-5 (Post-Defeasance) Monthly Servicer Certificate.

9.

Confirmed with the Trustee the amounts shown for the interest payment and principal payment within the Payment Instructions furnished by the Servicer in connection with the December 15, 2005 distribution date. Compared the interest payment and principal payment amounts confirmed by the Trustee to the amounts shown for “Class A” or “Class B” under the captions “Interest” and Principal,” respectively, of each respective Series (Post-Defeasance) Monthly Servicer Certificate.

We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the Defeasance Trust Agreements, Defeasance Trust System IFA and PFA Due Period Balance Reports, Payment Instructions and/or Monthly Servicer Reports prepared by the Servicer’s management. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the addressees of this report and is not intended to be and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

Very truly yours,

/s/ KPMG LLP

March 24, 2006